MEDIA RELEASE

Exhibit 99.2

Rocket Lab Announces Pricing of Upsized Offering of $300 Million Convertible Senior Notes

Long Beach, California. February 1, 2024 – Rocket Lab USA, Inc. (“Rocket Lab”, “we”, “us” or “our”) (Nasdaq: RKLB), a global leader in launch services and space systems, announced today the pricing of its previously announced private offering of $300.0 million aggregate principal amount of 4.250% convertible senior notes due 2029 (the “notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced offering size of $275.0 million aggregate principal amount of notes. In connection with this offering, Rocket Lab granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including the date the notes are first issued, up to an additional $55.0 million aggregate principal amount of the notes. The offering of the notes is expected to close on February 6, 2024, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Rocket Lab and will accrue interest at a rate of 4.250% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024. The notes will mature on February 1, 2029, unless earlier converted, redeemed or repurchased. Before November 1, 2028, noteholders will have the right to convert their notes in certain circumstances and during specified periods. From and after November 1, 2028, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Rocket Lab will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.0001 per share (“common stock”), or a combination of cash and shares of its common stock, at Rocket Lab’s election. The initial conversion rate is 195.1029 shares of common stock per $1,000 principal amount of the notes, which represents an initial conversion price of approximately $5.13 per share of common stock. The initial conversion price represents a premium of approximately 27.5% above the last reported sale price of the common stock on The Nasdaq Capital Market on February 1, 2024, which was $4.02 per share. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Rocket Lab’s option at any time, and from time to time, on or after February 1, 2027 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions have been satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

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Rocket Lab estimates that the net proceeds from the offering of the notes will be approximately $290.2 million (or approximately $343.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Rocket Lab. Rocket Lab intends to use approximately $36.5 million of the net proceeds from the offering to pay the cost of entering into the capped call transactions described below. Additionally, Rocket Lab intends to use approximately $40 million of the net proceeds from the offering to repay a portion of its borrowings under its equipment financing agreement, including accrued and unpaid interest on such borrowings. Rocket Lab intends to use the remainder of the net proceeds for working capital or other general corporate purposes, which may include potential acquisitions and strategic transactions. If the initial purchasers exercise their option to purchase additional notes, Rocket Lab expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and the remainder of such net proceeds for working capital or other general corporate purposes, which may include potential acquisitions and strategic transactions. From time to time, Rocket Lab evaluates potential strategic transactions and acquisitions of businesses, technologies or products.

Contemporaneously with the pricing of the notes, Rocket Lab entered into privately negotiated capped call transactions (the “capped call transactions”) with certain financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary adjustments, the number of shares of common stock that will initially underlie the notes. The capped call transactions are expected generally to reduce or offset potential dilution to the common stock upon any conversion of the notes and/or at Rocket Lab’s election (subject to certain conditions) offset any potential cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $8.04 per share of common stock, which represents a premium of 100% over the last reported sale price of the common stock on The Nasdaq Capital Market on February 1, 2024. If the initial purchasers exercise their option to purchase additional notes, Rocket Lab expects to enter into additional capped call transactions with the option counterparties.

Rocket Lab has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the notes at that time.

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In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or other securities of Rocket Lab in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following Rocket Lab’s election to terminate any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the number of shares of common stock and/or value of the consideration that a noteholder will receive upon conversion of its notes.

The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold absent registration or except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Rocket Lab

Rocket Lab is a global leader in launch and space systems. Rocket Lab’s Electron launch vehicle is the second most frequently launched U.S. rocket annually and has delivered more than 176 satellites to orbit for commercial and Government partners, including NASA, the U.S. Air Force, DARPA and the NRO. Rocket Lab also delivers proven suborbital hypersonic launch capability with its HASTE launch vehicle. Building on the deep heritage of Electron, Rocket Lab is developing Neutron, an advanced 13-tonne payload class, reusable launch vehicle tailored for constellation deployment and interplanetary missions. Rocket Lab is also a premier supplier of advanced satellites, flight-proven subsystems and spacecraft components. At a component level, Rocket Lab spacecraft technology spans space solar power, composite structures, flight software, star trackers, reaction wheels, separation systems, and more. Rocket Lab satellite technology and components have been integrated into more than 1,700 satellite missions globally.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, express or implied statements regarding our intentions with respect to the use of proceeds from the offering of notes and the expected timing for the closing of the notes offering and capped call transactions, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Rocket Lab Investor Relations Contact:

Colin Canfield

investors@rocketlabusa.com

Rocket Lab Media Contact:

Morgan Bailey

media@rocketlabusa.com

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